UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 4, 2012

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Chastain Center Blvd., Suite 60 Kennesaw, GA		30144
(Address of principal executive offices)		(Zip Code)

(678) 384-6720

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

(b) The Company recently announced that Kurt M. Eichler and Andrew K. Rooke, Jr. resigned as members Board of Directors of MiMedx Group, Inc. (the “Company”) in order to devote more time to other interests, effective September 4, 2012.

(d) The Company also recently announced that Charles R. Evans and Neil S. Yeston, M.D., F.A.C.S. had been appointed as Class I members of the Company’s Board of Directors, effective September 5, 2012. Mr. Evans’ and Dr. Yeston’s terms as members of the Board of Directors will expire at the Company’s annual meeting in 2014. Mr. Evans and Dr. Yeston have not been named to any committees of the Board of Directors at this time.

A copy of the Company’s press release relating Messrs. Eichler’s and Rooke’s resignation as directors and Mr. Evans’ and Dr. Yeston’s appointment as directors is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	MiMedx Group, Inc. Press Release, dated September 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: September 10, 2012	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

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